                                                                      EXHIBIT 24

                        [RYDER SCOTT COMPANY LETTERHEAD]

                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the use on Form 10-K of Sterling Drilling Fund 1983-1 of our reserve report and all schedules, exhibit, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.



                                        Very Truly Yours,

                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS



                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Denver, Colorado
March 10, 1997